UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2011
Swift Transportation Company
(Exact name of registrant as specified in its charter)

Delaware	001-35007	20-5589597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue Phoenix, Arizona	85043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 269-9700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On January 24, 2011, Swift Transportation Company issued a news release announcing its results of operations for the fourth quarter and year ended December 31, 2010. A copy of the news release, including information concerning forward-looking statements and factors that may affect our future results, is attached as Exhibit 99 and is incorporated herein by reference.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.
On January 20, 2011, Swift Transportation Company issued an additional 6,050,000 shares of its Class A common stock to the underwriters of its initial public offering at the initial public offering price of $11.00 per share, less the underwriters’ discount, and received proceeds of $63.2 million in cash pursuant to the over-allotment option in the underwriting agreement as described in the company’s registration statement on Form S-1 as filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

Exhibit 99	News release dated January 24, 2011, issued by Swift Transportation Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY
By:	/s/ Virginia Henkels
	Name:	Virginia Henkels
	Title:	Executive Vice President and Chief Financial Officer
Dated: January 25, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description

Exhibit 99	News release dated January 24, 2011, issued by Swift Transportation Company